Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-221878) of American Homes 4 Rent and American Homes 4 Rent, L.P.;

(2)	Registration Statement (Form S-3ASR No. 333-219720) of American Homes 4 Rent;

(3)	Registration Statement (Form S-8 No. 333-190349) pertaining to the American Homes 4 Rent 2012 Equity Incentive Plan; and

(4)	Registration Statement (Form S-3ASR No. 333-210103) pertaining to the sale of Class A common shares by selling shareholders;

of our reports dated February 28, 2020, with respect to the consolidated financial statements and schedule of American Homes 4 Rent and American Homes 4 Rent, L.P. and the effectiveness of internal control over financial reporting of American Homes 4 Rent included in this Annual Report (Form 10-K) of American Homes 4 Rent and American Homes 4 Rent, L.P. for the year ended December 31, 2019.

/s/ Ernst and Young, LLP

Los Angeles, California
February 28, 2020